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                                                                   Exhibit 10.49

                                     SBI-USA
                          2361 Campus Drive, Suite 210
                                  Irvine 92612


                                                                   July 24, 2003

Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Attention: Robert E. Ciri, Chief Executive Officer

Gentlemen:

         We are pleased to set forth the terms of the retention of SBI-USA. ("SBI"), by Ventures-National Incorporated, a Utah corporation (collectively with its affiliates, the "Company").

         1. SBI will assist the Company as a nonexclusive financial advisor and agent in connection with the introduction of the Company to the financial, brokerage, and private equity communities. In connection with SBI's activities on the Company's behalf, SBI will familiarize itself with the business, operations, properties, financial condition and prospects of the Company.

         2. In connection with SBI's activities on the Company's behalf, the Company will cooperate with SBI and will furnish SBI with all information and data concerning the Company (the "Information") which SBI deems appropriate and will provide SBI with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company represents and warrants that all Information made available to SBI by the Company will, at all times during the period of engagement of SBI hereunder, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to SBI will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, SBI will be using and relying on the Information without independent verification thereof by SBI or independent appraisal by SBI of any of the Company's assets. SBI does not assume responsibility regarding the Company. Any advice rendered by SBI pursuant to this Agreement may not be disclosed publicly without our prior written consent.

         3. In consideration of its services pursuant to this Agreement, SBI shall be entitled to receive, and the Company agrees that SBI shall receive, whether from the


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Ventures-National Incorporated
July 24, 2003
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Company or from affiliates  thereof, a Warrant exercisable for 500,000 shares of common stock of the Company having an exercise price of $0.75 per share which shall be exercisable for a period of two years commencing upon the date hereof. Such warrants shall also provide for cashless exercise and adjustment of the exercise price thereof and the number of shares of common stock issuable upon the exercise thereof in the event of (i) the declaration of dividends on the
outstanding   common  stock  payable  in  shares  of  its  capital  stock;  (ii)
subdivision  of  the  outstanding   common  stock;   (iii)  combination  of  the
outstanding common stock into a smaller number of shares; or (iv) issuance of any shares of its capital stock by reclassification of the common stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation). The Company agrees that it shall provide to SBI the notices referenced in the any Warrant issued to SBI to purchase shares of the Company's common stock by an affiliate of the Company as they relate to the Company and that any such affiliate shall be a third-party beneficary of this provision.

         4. In addition to the fees described in Paragraph 3 above, the Company agrees to promptly reimburse SBI, upon request from time to time, for all out-of-pocket expenses incurred by SBI (including fees and disbursements of counsel, and of other consultants and advisors retained by SBI) in connection with the matters contemplated by this Agreement, provided, however, that such expenses are consented to in advance by the Company and its Chairman.

         5. The Company agrees to indemnify SBI in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

         6. Either party hereto may terminate this Agreement at any time upon 30 days' prior written notice, without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by SBI up to the date of termination or completion, as the case may be, (ii) the reimbursement pursuant to Paragraph 4 above of expenses incurred by SBI up to the date of termination or completion, as the case may be,
(iii) the provisions of Paragraphs 3 through 9 of this Agreement or (iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

         7. The validity and interpretation of this Agreement shall be governed by the laws of the State of California applicable to agreements made and to be fully performed therein. The Company irrevocably submits to the jurisdiction of any court of the State of California located in either Orange county or Los Angeles county California or the United States District Court located in either Orange county or Los Angeles county California for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such


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Ventures-National Incorporated
July 24, 2003
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court and (ii) to the extent that the Company has  acquired,  or  hereafter  may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to the Company's property or (c) any such suit, action, or proceeding is brought in an inconvenient forum.

         8. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         9. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.


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Ventures-National Incorporated
July 24, 2003
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         If the foregoing  correctly sets forth our  Agreement,  please sign the enclosed copy of this letter in the space provided and return it to us.

                                     Very truly yours,

                                     SBI-USA




                                     By: /s/ Shelly Singhal
                                         --------------------------------------
                                         Name: Shelly Singhal
                                         Title: Managing Director

Confirmed and Agreed to as of:
this 24th day of July, 2003


VENTURES-NATIONAL INCORPORATED


By: /s/ Robert E. Ciri
    --------------------------------------
    Name:  Robert E. Ciri
    Title: Chairman



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Ventures-National Incorporated
July 24, 2003
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                           INDEMNIFICATION PROVISIONS

         Ventures-National Incorporated, a Utah corporation (the "Company") agrees to indemnify and hold harmless SBI USA, through its affiliate First Securities USA, Inc. ("SBI"), against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which SBI is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with SBI's acting for the Company, including, without limitation, any act or omission by SBI in connection with its acceptance of or the performance or non-performance of its obligations under the letter agreement dated July 24, 2003, between SBI and the Company, as it may be amended from time to time (the "Agreement"); provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense,or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith or willful misconduct of SBI. The Company also agrees that SBI shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of SBI, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from SBI gross negligence or willful misconduct.

         These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to SBI or the persons indemnified below in this sentence and shall extend to the following: SBI, its affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws). All references to SBI in these Indemnification Provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding, or investigation is commenced, as to which SBI proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by SBI to notify the Company shall not relieve the Company from its obligations hereunder. SBI shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against SBI made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of SBI, settle or

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Ventures-National Incorporated
July 24, 2003
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compromise  any  claim,  or  permit a  default  or  consent  to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to SBI of an unconditional release from all liability in respect of such claim.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and SBI, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and SBI, on the other hand, and also the relative fault of the Company, on the one hand, and SBI on the other hand, in connection with the statements, acts, or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is no also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, SBI shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by SBI pursuant to the Agreement.

         Neither termination nor completion of the engagement of SBI referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.